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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM 8-K

                                CURRENT REPORT

    PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

              Date of earliest event reported: November 12, 1997

                            SAF T LOK, INCORPORATED
            (Exact name of registrant as specified in its charter)

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

       Florida                              1-11968                         65-0142837
(State or other jurisdiction        (Commission File Number)             (I.R.S. Employer
     of incorporation)                                                  Identification No.)
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              18245 S.E. Federal Highway, Tequesta, Florida 33469
       (Address of registrant's principal executive offices)  (Zip Code)
      Registrant's telephone number, including area code:  (561) 743-5625
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             ITEM 9: SALES OF SECURITIES PURSUANT TO REGULATION S.

     Saf T Lok, Incorporated (the "Company") closed a Regulation S offering of 1,500,000 shares of common stock and two year stock purchase warrants for a total of 2,500,000 shares of common stock (2,000,000 shares at $2.00 per share exercise price and 500,000 shares at $3.00 per share exercise price) for a total purchase price of $3,000,000 to three foreign purchasers on November 12, 1997. Of this offering, 1,250,000 shares and warrants for 2,083,333 shares were delivered to the foreign purchasers and the Company received gross proceeds of $2,500,000. The balance of the offering closed in escrow with 250,000 shares and warrants for 416,667 shares (333,334 shares at $2.00 per share exercise price and 83,333 shares at $3.00 per share exercise price) and $500,000 being held in escrow. If the Company is in compliance with all applicable regulatory requirements on December 1, 1997, the $500,000 will be released to the Company and the 250,000 shares and warrants for 416,667 shares (333,334 shares at $2.00 per share exercise price and 83,333 shares at $3.00 per share exercise price) will be delivered to the foreign purchaser. If the Company is not in compliance with applicable regulatory requirements on December 1, 1997, the shares and warrants will be returned to the Company and the cash ($500,000) will be returned to the foreign purchasers.

     In connection with the placement of this sale of common stock to the foreign purchasers, the investment banking firm of State Street Securities received a fee of 13.5% of the sales price of the common stock sold to the investors and $60,000 for legal fees. State Street Securities will receive a 13.5% fee of the sales price of the stock underlying the warrants if the warrants are exercised. As required by the Placement Agreement with State Street Securities, the Company intends to enter into a financial and management consulting services agreement with A.B. & Associates, Inc. for a fee of $250,000 and a financial public relations agreement with Marketing Direct Concepts for a fee of $375,000 payable upon execution and a fee of $375,000 payable upon the receipt by the Company of the proceeds from the exercise of a minimum of $1,500,000 of the stock purchase warrants.

     As a result of the Company's receipt of the net proceeds from the sale of the 1,250,000 shares, as well as the recent conversion of all of the remaining outstanding convertible debentures, the Company's stockholders' equity as of November 12, 1997 was $3,143,003. As of November 12, 1997, the Company's total assets were $3,921,539. The above noted stockholders' equity and total assets amounts are reflected in the Unaudited Consolidated Balance Sheet attached hereto as Exhibit 99.1.

     The Company is estimating its stockholders' equity and total assets on November 12, 1997, for the purpose of satisfying certain listing qualifications standards for the Nasdaq SmallCap Market.

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                                    EXHIBITS
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Exhibit Number      Exhibit Table
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
99.1                Saf T Lok Incorporated Unaudited Consolidated Balance Sheets as of
                    November 11, 1997.

99.2                Placement Agent Agreement with Addendum

99.3                Form of Offshore Subscription Agreement with Addendum

99.4                First Page and Signature page of Each Offshore Subscription
                    Agreement

99.5                Form of Warrant for the Purchase of Common Shares

99.6                First Page of Each Warrant for the Purchase of Common Shares

99.7                Letter Regarding Escrow, dated November 10, 1997

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    Saf T Lok, Incorporated



Date: November 13, 1997             By: /s/ John Gardner
     ------------------                 -------------------------------------
                                        John Gardner, President and
                                        Chief Executive Officer

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